                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant / /

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               K N ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               K N ENERGY, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

             Class A $5.00 Cumulative Preferred Stock, Class B $8.30 Cumulative Preferred Stock and Common Stock.
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

             27,800,881
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             N/A
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

             N/A
--------------------------------------------------------------------------------
     (5) Total fee paid:

             N/A
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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

(K N ENERGY LOGO)                               K N Energy, Inc.
                                                370 Van Gordon Street
                                                P.O. Box 281304
                                                Lakewood, CO 80228-8304
                                                (303) 989-1740

                                                                  March 11, 1996

Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Brown Palace Hotel located at 321 Seventeenth Street, Denver, Colorado 80220, on Thursday, April 11, 1996, at 10:00 A.M., Mountain Daylight Time.

     Please read carefully the accompanying Notice of Meeting and Proxy Statement which contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote: "FOR" the authorization of an additional 1,500,000 shares of common stock for issuance under the Company's 1994 Long-Term Incentive Plan; "FOR" the authorization of an additional 200,000 shares of common stock for issuance under the Company's Stock Option Plan for Non-Employee Directors, as well as amendments to that Plan to increase the number of shares awarded to each director and to change the timing of such awards; and "FOR" the reelection of five directors for terms of three years each.

     As in the past, in the election of directors, you may vote either for or against all persons nominated by the Board by checking the appropriate box. If you wish to vote for some but not all of the persons nominated, mark the "Exceptions" box and write the name of the nominees for whom you do not wish to vote in the space provided.

     To be sure that your shares will be voted, whether or not you plan to attend the meeting in person, please complete, sign, date and mail the accompanying Proxy in the enclosed return envelope promptly. If you then do attend the meeting, your Proxy will be returned to you if you wish to vote in person.

                                            Very truly yours,


                                            (CHARLES W. BATTEY SIG)

                                            CHARLES W. BATTEY
                                            Chairman of the Board

                                K N ENERGY, INC.
                             370 VAN GORDON STREET
                                P.O. BOX 281304
                            LAKEWOOD, CO 80228-8304
                                 (303) 989-1740

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of K N Energy, Inc. will be held at the Brown Palace Hotel at 321 Seventeenth Street, Denver, Colorado 80220, on Thursday, April 11, 1996 at 10:00 A.M., Mountain Daylight Time, for the following purposes:

          1. To elect five directors to terms of three years each.

          2. To consider and vote upon a proposal to increase the number of shares authorized for issuance under the 1994 K N Energy, Inc. Long-Term Incentive Plan.

          3. To consider and vote upon a proposal to increase the number of shares authorized for issuance under the 1992 Stock Option Plan for Nonemployee Directors, as well as amendments to the plan to increase the number of shares awarded to each director and to change the timing of such awards.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a form of Proxy, a Proxy Statement, and a copy of the Company's 1995 Annual Report to Shareholders. The 1995 Annual Report to Shareholders is not to be considered part of the proxy soliciting material.

     Only shareholders of record at the close of business on February 15, 1996, are entitled to vote at the meeting.

     A complete list of the shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting at the Company's offices at 370 Van Gordon Street, Lakewood, Colorado 80228.

     Shareholders who do not intend to be present at the meeting in person are requested to date and sign the enclosed Proxy and mail it in the enclosed envelope which does not require postage if mailed within the United States.

IMPORTANT:

     PLEASE MARK AND DATE THE PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR THEREON. IF STOCK IS HELD JOINTLY, SIGNATURE SHOULD INCLUDE BOTH NAMES. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, CUSTODIANS, CORPORATE OFFICERS AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

                                                   WILLIAM S. GARNER, JR.
                                              Vice President, General Counsel
                                                       and Secretary

Lakewood, Colorado
March 11, 1996

                                K N ENERGY, INC.
                             370 VAN GORDON STREET
                                P.O. BOX 281304
                            LAKEWOOD, CO 80228-8304
                                 (303) 989-1740

                                                                  March 11, 1996

                                PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of K N Energy, Inc. (the "Company" or "K N") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 A.M. MDT on April 11, 1996, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, and at any adjournment of such meeting.

     Proxies may be revoked at any time before they are voted. Revocation may be effected in any of the following ways: (i) by instruction to the Secretary reasonably indicating the shareholder's desire to revoke an existing proxy; (ii) by appropriately signing and returning to the Company a proxy with a more recent date than that of the proxy first given; or (iii) by signing and returning a floor ballot at the meeting of shareholders.

     The Proxy Statement and form of Proxy will be first mailed to the shareholders on or about March 11, 1996.

SHARES OUTSTANDING

     Only shareholders of record at the close of business on February 15, 1996, are entitled to vote at the meeting. On that date the Company had outstanding the following shares of capital stock: 70,000 shares of Class A $5.00 Cumulative Preferred Stock, 5,720 shares of Class B $8.30 Cumulative Preferred Stock and 28,232,687 shares of Common Stock. Each share of Preferred and Common Stock has one vote and all shares vote as one class for all matters to come before the meeting.

     The holders of a majority of the issued and outstanding shares of the Company who are entitled to vote at the meeting must be present at the meeting, in person or represented by proxy, so that a quorum may be present for the transaction of business. If a quorum is present at the meeting, the five nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors. The other matters submitted to a vote of the shareholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, abstentions will have no effect on the vote. However, an abstention will have the practical effect of voting against any of the other matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes. The By-laws require that directors be elected by written ballot.

     As a matter of policy, proxies, ballots, and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

     All properly executed Proxies delivered pursuant to this solicitation and not revoked will be voted at the meeting in accordance with the directions given. If no specific instructions are given with respect to the matters to be voted upon, the Proxyholders, who are Messrs. Charles W. Battey, Larry D. Hall and William S. Garner, Jr., will vote the shares covered by proxies received by them for the election of all five nominees to the Board of Directors, for the proposals to increase the numbers of authorized shares under the 1994 K N Energy, Inc. Long-Term Incentive Plan (the "Incentive Plan") and the 1992 Stock Option Plan for

Nonemployee Directors (the "Directors' Option Plan") as well as amendments to the Directors' Option Plan, and in accordance with the directors' recommendations on all other matters.

                         ELECTION OF DIRECTORS (ITEM 1)

     The Restated Articles of Incorporation of the Company provide for a Board of Directors of no fewer than nine nor more than fifteen members (exclusive of any advisory director), divided into three classes of as nearly an equal number as possible, the directors in each class being elected for three years. There are currently fourteen members of the Board of Directors and one non-voting advisory director.

     Messrs. Stewart A. Bliss, Robert H. Chitwood, Howard P. Coghlan, Edward Randall, III and James C. Taylor have been nominated for reelection as Class III directors. Proxies will be voted, unless authority to vote is withheld by the shareholder, for the election of Messrs. Bliss, Chitwood, Coghlan, Randall and Taylor to serve until the 1999 Annual Meeting of Shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, proxies may be voted for such other person or persons as shall be determined by the Proxyholders in their discretion. Proxies cannot be voted by the Proxyholders for more than the number of nominees named, which is five persons.

     On July 13, 1994, in connection with K N's acquisition by merger of American Oil and Gas Corporation ("AOG"), the Board of Directors of K N increased the number of its members to fourteen and appointed four designees of AOG (Edward H. Austin, Jr., David M. Carmichael, Edward Randall, III and James
C. Taylor) to fill the four vacancies created by such increase. In addition, the Board of Directors of K N elected John G. L. Cabot, a designee of Cabot Corporation ("Cabot"), as an advisory director of K N. K N's By-laws were also amended to provide that, among other things, for so long as Cabot continues to own beneficially at least 10% of the voting stock of K N, Cabot will have the right to designate an advisory director.

     The name of each nominee for election as a director at this meeting and of each director and advisory director whose term of office will continue after the meeting, and each individual's business experience, year first elected as director, beneficial ownership of Company common stock, age and relationship to the Company are as follows:

                                      COMPANY
                          YEAR         SHARES                                            OTHER
                         FIRST      BENEFICIALLY                POSITIONS               BUSINESS
                        ELECTED     OWNED AS OF                    HELD                EXPERIENCE
                           AS       FEBRUARY 15,                 WITH THE             DURING PAST
         NAME           DIRECTOR     1996(1)(2)     AGE         COMPANY(3)             5 YEARS(3)
----------------------  --------    ------------    ---    --------------------   --------------------
NOMINEES FOR ELECTION FOR TERM OF 3 YEARS EXPIRING IN 1999 (CLASS III)
------------------------------------------------------------------------------------------------------
Stewart A. Bliss          1993           3,250      62     Director               Financial
                                                                                  Consultant, Denver,
                                                                                  Colorado
                                                                                  (1993-Present);
                                                                                  Board Member of
                                                                                  Colorado State Board
                                                                                  of Agriculture
                                                                                  (1993-Present);
                                                                                  Chief of Staff to
                                                                                  Governor of
                                                                                  Colorado, Denver,
                                                                                  Colorado
                                                                                  (1987-1993).

                                      COMPANY
                          YEAR         SHARES                                            OTHER
                         FIRST      BENEFICIALLY                POSITIONS               BUSINESS
                        ELECTED     OWNED AS OF                    HELD                EXPERIENCE
                           AS       FEBRUARY 15,                 WITH THE             DURING PAST
         NAME           DIRECTOR     1996(1)(2)     AGE         COMPANY(3)             5 YEARS(3)
----------------------  --------    ------------    ---    --------------------   --------------------
Robert H. Chitwood        1990          16,000      65     Director               President, R.H.
                                                                                  Chitwood Company
                                                                                  (oil and gas
                                                                                  production,
                                                                                  investments and
                                                                                  petroleum
                                                                                  consulting), Tulsa,
                                                                                  Oklahoma.
Howard P. Coghlan         1981          16,492      68     Director               Senior Partner,
                                                                                  Coghlan, Crowson,
                                                                                  Fitzpatrick &
                                                                                  Westbrook,
                                                                                  Attorney's at Law,
                                                                                  Longview, Texas.
Edward Randall, III       1994         282,991      69     Director               Private investor;
                                                                                  Director of Paine
                                                                                  Webber Group, Inc.;
                                                                                  Director of Enron
                                                                                  Oil & Gas Company.
James C. Taylor           1994          92,330      58     Director               Owner and Operator,
                                                                                  Wytana Livestock
                                                                                  Company, Bozeman,
                                                                                  Montana; Private
                                                                                  investor.
DIRECTORS WHOSE TERMS EXPIRE IN 1997 (CLASS I)
------------------------------------------------------------------------------------------------------
Edward H. Austin, Jr.     1994         259,484      54     Director               Principal of Austin,
                                                                                  Calvert & Flavin,
                                                                                  Inc., an investment
                                                                                  advisory firm, San
                                                                                  Antonio, Texas.
David W. Burkholder       1984          12,961      53     Director               President of Will
                                                                                  Feed, Inc. (cattle
                                                                                  feeding), Willow
                                                                                  Island, Nebraska;
                                                                                  President of Island
                                                                                  Dehy Company, Inc.
                                                                                  (alfalfa
                                                                                  dehydration), Cozad,
                                                                                  Nebraska; and
                                                                                  President of
                                                                                  Consolidated
                                                                                  Blenders, Inc.
                                                                                  (alfalfa
                                                                                  dehydration),
                                                                                  Hastings, Nebraska.

                                      COMPANY
                          YEAR         SHARES                                            OTHER
                         FIRST      BENEFICIALLY                POSITIONS               BUSINESS
                        ELECTED     OWNED AS OF                    HELD                EXPERIENCE
                           AS       FEBRUARY 15,                 WITH THE             DURING PAST
         NAME           DIRECTOR     1996(1)(2)     AGE         COMPANY(3)             5 YEARS(3)
----------------------  --------    ------------    ---    --------------------   --------------------
David M. Carmichael       1994         341,973      57     Vice Chairman(7)       Chairman of the
                                                           (July                  Board and Chief
                                                           1994 -- Present)       Executive Officer of
                                                                                  American Oil and Gas
                                                                                  Corporation (1993-
                                                                                  1994); President,
                                                                                  Chairman of the
                                                                                  Board and Chief
                                                                                  Executive Officer of
                                                                                  American Oil and Gas
                                                                                  Corporation (1986-
                                                                                  1993).
Jordan L. Haines          1983          14,877      68     Director               Director of The
                                                                                  Coleman Company
                                                                                  (manufacturer
                                                                                  outdoor equipment);
                                                                                  Director of Southern
                                                                                  Pacific Rail Corp.
William J. Hybl           1988           7,670(8)   53     Director               Chairman and Chief
                                                                                  Executive Officer
                                                                                  (1989- Present), and
                                                                                  Trustee of El Pomar
                                                                                  Foundation
                                                                                  (charitable
                                                                                  foundation),
                                                                                  Colorado Springs,
                                                                                  Colorado; Vice
                                                                                  Chairman and
                                                                                  Director of
                                                                                  Broadmoor Hotel,
                                                                                  Inc., Colorado
                                                                                  Springs, Colorado;
                                                                                  Director of USAA,
                                                                                  San Antonio, TX
                                                                                  (insurance company);
                                                                                  and President,
                                                                                  United States
                                                                                  Olympic Committee
                                                                                  (1991-1992).
DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS II)
------------------------------------------------------------------------------------------------------
Charles W. Battey         1971          93,671      64     Chairman(4) (1989-
                                                           Present); and Chief
                                                           Executive Officer
                                                           (1989-July 1994)

                                      COMPANY
                          YEAR         SHARES                                            OTHER
                         FIRST      BENEFICIALLY                POSITIONS               BUSINESS
                        ELECTED     OWNED AS OF                    HELD                EXPERIENCE
                           AS       FEBRUARY 15,                 WITH THE             DURING PAST
         NAME           DIRECTOR     1996(1)(2)     AGE         COMPANY(3)             5 YEARS(3)
----------------------  --------    ------------    ---    --------------------   --------------------
Robert B. Daugherty       1983          81,115      74     Director               Chairman of the
                                                                                  Board of Valmont
                                                                                  Industries, Inc.
                                                                                  (manufacturer of
                                                                                  products for the
                                                                                  electrical industry,
                                                                                  producer of
                                                                                  mechanized
                                                                                  irrigation
                                                                                  equipment), Valley,
                                                                                  Nebraska; Director,
                                                                                  Peter Kiewit Sons'
                                                                                  Co. (contracting,
                                                                                  mining and
                                                                                  manufacturing).
Larry D. Hall             1984          90,080(5)   53     President and Chief
                                                           Executive Officer
                                                           (6) (July
                                                           1994-Present);
                                                           President and Chief
                                                           Operating Officer
                                                           (May 1988-July
                                                           1994); Director
H.A. True, III            1991           6,400      53     Director               Partner, True
                                                                                  Companies (energy,
                                                                                  agriculture and
                                                                                  financing), Casper,
                                                                                  Wyoming.
ADVISORY DIRECTOR
John G.L. Cabot           1994               0      60     Advisory Director(9)   Retired Vice
                                                                                  Chairman, Chief
                                                                                  Financial Officer
                                                                                  Cabot Corporation;
                                                                                  Director of Cabot
                                                                                  Corporation
                                                                                  (manufacturer of
                                                                                  specialty chemicals
                                                                                  and materials),
                                                                                  Boston, Mass.;
                                                                                  Director, Cabot Oil
                                                                                  and Gas Corporation,
                                                                                  Eaton Vance
                                                                                  Corporation and
                                                                                  Hollingsworth and
                                                                                  Vose Company.

---------------

(1) No director owns any Preferred Stock of the Company. Except for Mr. Carmichael and Mr. Randall, no director owns more than one percent of the outstanding shares of Common Stock of the Company. In making the computations required in connection with the preceding statement, with respect to any director who held options to purchase shares of Common Stock exercisable within 60 days of February 15, 1996, it was assumed that such options had been exercised. The following number of shares representing such unexercised options were added to the holdings of each of the following directors:

     Mr. Austin, 2,000 shares; Mr. Battey, 49,750 shares; Mr. Bliss, 3,000 shares; Mr. Burkholder, 2,000 shares; Mr. Cabot, 0 shares; Mr. Carmichael, 41,333 shares; Mr. Chitwood, 6,750 shares; Mr. Coghlan, 9,000 shares; Mr. Daugherty, 10,000 shares; Mr. Haines, 6,500 shares; Mr. Hall, 66,250 shares; Mr. Hybl, 6,500 shares; Mr. Randall, 2,000 shares; Mr. Taylor, 2,000 shares; and Mr. True, 6,250 shares.

(2) Unless otherwise indicated, the directors have sole voting and investment power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the directors and their respective spouses, if any.

(3) All of these persons have held such positions for at least five years unless otherwise indicated.

(4) Mr. Battey will retire as Chairman after the Annual Meeting, but will remain as a K N director.

(5) Includes 139 shares of Common Stock owned by Mr. Hall's wife, as to which Mr. Hall disclaims beneficial ownership and over which he has neither investment nor voting power.

(6) Mr. Hall will assume the position of Chairman of the Board after the Annual Meeting.

(7) Mr. Carmichael will retire as Vice Chairman after the Annual Meeting, but will remain as a K N director.

(8) Includes 400 shares of Common Stock owned by Mr. Hybl's wife, as to which Mr. Hybl disclaims beneficial ownership and over which he has neither investment nor voting power.

(9) Mr. Cabot will retire from his Advisory Director position at the Annual Meeting and Cabot Corporation has designated as his successor R. Gordon Shearer, age 41, President of Cabot LNG Corporation who owns 200 shares of K N Common Stock beneficially as of February 15, 1996.

     Mr. Edward H. Austin, Jr. is married to the niece of Mr. James C. Taylor. No other family relationships exist between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

             RELATIONSHIP BETWEEN CERTAIN DIRECTORS AND THE COMPANY

     Mr. David W. Burkholder, a director of the Company, is a director, officer and ten percent owner of Consolidated Blenders, Inc., Island Dehy Company, Inc., Western Alfalfa, Shofstall Alfalfa and Cozad Cattle Feeders (collectively, the "Burkholder Companies"). The Burkholder Companies purchase gas from the Company pursuant to year-to-year contracts at an industrial rate that is the same for all alfalfa dehydration customers in Nebraska. Further, in 1995 subsidiaries of K N sold gas to the Burkholder Companies on the spot market and transported gas for the Burkholder Companies for compensation. During 1995, the Burkholder Companies paid K N and its subsidiaries a total of $229,928 under such gas purchase and transportation arrangements. Similar contracts may be entered into by the Company and some of its subsidiaries with the Burkholder Companies in the future.

                        DIRECTOR AND COMMITTEE MEETINGS

     The Board of Directors met 8 times during 1995. During 1995, all directors attended 95% percent of the aggregate meetings of the Board of Directors and committees thereof on which they served.

     During 1995, the Audit Committee was composed of Messrs. Austin, Bliss, Burkholder, Chitwood (Chairman), Coghlan, Hybl, Taylor and True. It met 3 times in 1995. The duties of the Audit Committee include recommendation of the independent auditor for selection by the Board of Directors, review of the arrangements and scope of the independent auditor's examination, review of the findings and recommendations of the independent auditor and internal auditors concerning internal accounting procedures and controls, review of professional services rendered by the independent auditor and review of the independence of the auditor in regard to the Company and its management.

     The Compensation Committee during 1995 was composed of Messrs. Bliss, Daugherty, Haines (Chairman), Hybl and Randall. It met 3 times in 1995. The duties of the Compensation Committee are set forth in the Report of the Compensation Committee on Executive Compensation below.

     The Management Committee, composed of Messrs. Austin, Battey, Carmichael (Chairman) and Hall, met 7 times in 1995. The duties of the Management Committee consist of oversight and direction of management decisions with respect to the day-to-day operations of K N and its subsidiaries, and oversight and direction of matters relating to the integration and consolidation of the businesses and operations of K N and AOG, as well as the duties and powers previously delegated to K N's Executive Committee.

     The Board of Directors does not presently have a separate nominating committee, but develops nominations as a whole. Pursuant to the Company's By-laws, shareholders may nominate candidates for the Board of Directors by notifying the Company at its principal executive offices of the name of such candidate and by furnishing other required information at least forty days before the shareholders meeting at which such election will be held. See "Date for Receipt of Shareholder Proposals" below.

                             DIRECTOR COMPENSATION

     A director (except a current employee) receives a retainer of $20,000 per year, which may be taken in the form of K N Common Stock or cash, plus a fee of $1,500 per day for each meeting attended. Members of the Audit, Compensation and Management Committees also receive a fee of $1,500 per day for each committee meeting attended on a day other than that of a Board meeting. Directors who are full-time employees of the Company receive no additional compensation in their capacity as director. All directors are reimbursed for reasonable travel and other expenses incurred in attending all meetings. Directors who are not also employees or officers may elect to defer until age 65, and/or until retirement from the Board, all or any portion of their compensation pursuant to the Deferred Compensation Plan for Outside Directors or the 1987 Directors' Deferred Fee Plan, which were adopted by the Company effective May 1, 1984, and May 1, 1987, respectively. The Deferred Compensation Plan for Outside Directors was amended in November 1995 to allow Directors to defer their retainer and/or meeting fees in the form of K N Common Stock or cash equivalency.

     Directors who are not also employees participate in the Directors' Option Plan. As the Directors' Option Plan is currently stated, within 30 days after the election to the Company's Board of Directors of any person who is not a salaried employee of the Company, the committee of the Board of Directors which administers the Directors' Option Plan is required to grant to that person an option to purchase a number of shares of Common Stock of the Company equal to 1000 times the number of years in the term to which he is elected. If any person is elected by the Board of Directors to fill an unexpired term or vacancy on the Board of Directors, the committee is required, within 30 days of the election, to grant to that person an option for a number of shares equal to 1000 for each twelve-month period of such term plus 1000 for any fraction of a twelve-month period. Options may be granted at not less than 100 percent of the fair market value of the Common Stock on the date of grant and expire 10 years from the date of grant. Options granted pursuant to the Directors' Option Plan are not intended to qualify as incentive stock options. The options become exercisable in one-third increments annually over the succeeding three-year period.

     The Company is requesting shareholder approval to amend the Directors' Option Plan to (i) change the option grant to an annual grant, with a grant and vesting date of the first business day of each calendar year, and (ii) to increase the number of options available for grant each year to each Director to up to 3000 per year or partial year for which they serve. See "Proposal to Amend Directors' Option Plan (Item 3)"

     In April 1995, options to purchase 3,000 shares each, 1,000 shares for each year of their term, were granted to Messrs. Daugherty and True at an exercise price of $24.44 per share, the average sales price of the Common Stock on that date. The Company is requesting shareholder approval of an increase in the number of shares issuable under the Directors' Option Plan. See "Proposal to Amend Directors' Option Plan (Item 3)."

     Non-employee Directors who were elected prior to 1992 received grants under the 1982 Stock Option Plan for Non-Employee Directors (the "1982 Plan"). Grants are no longer being made from the 1982 Plan. The terms of the 1982 Plan are identical to the current Directors' Option Plan, except that each participant was granted options to purchase the number of shares equal to 500 (rather than 1000) times the number of years or partial years in the term to which he was elected.

                              BOARD RECOMMENDATION

     The Board of Directors recommends a vote FOR each of the director nominees.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of five independent non-employee directors: Mr. Haines (Committee Chairman), Mr. Bliss, Mr. Daugherty, Mr. Hybl and Mr. Randall. There are no interlocking relationships among these directors and K N.

     The Compensation Committee is responsible for setting and administering the policies which govern both annual compensation and long-term compensation of executive officers. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

COMPENSATION COMPONENTS AND PHILOSOPHY

     Annual executive compensation is principally comprised of salary and incentive cash and stock awards. It is the philosophy of the Company that annual compensation of its executive officers and other key employees should be directly and materially tied to operating performance. To achieve this objective, annual executive compensation decisions are weighted towards cash incentives payable on the basis of performance. The Company also believes that long-term executive compensation should be tied to operating performance. Grants of stock options have been the principal component of long-term executive compensation.

     The Incentive Plan gives the Compensation Committee the flexibility to grant both non-qualified and incentive stock options, restricted stock awards, stock appreciation rights and other stock-based awards.

     Because annual compensation for the Company's individual executive officers currently falls below $1,000,000, the Compensation Committee does not have a policy regarding qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the Company's tax deduction for all compensation paid to any employee in any one year to $1,000,000. However, the Compensation Committee will consider the need to develop such a policy annually in connection with its ongoing review of executive compensation.

BASE SALARY

     Salary decisions are based on achievement of both personal and company-wide performance objectives as well as recommendations for salary ranges developed from data obtained through surveys of comparable companies. The types of performance objectives considered when making salary decisions are the same as those described in the discussion below titled Executive Incentive Plan. Salary comparisons are prepared periodically by outside compensation consultants, and are done to ensure that Company salaries remain competitive and reasonable in the industry.

STOCK OPTIONS

     In 1995, stock options granted under the Incentive Plan comprised the Company's major long-term executive benefit.

     Stock options are granted to meet certain corporate objectives, including to encourage contributions by executive officers to key corporate and operating goals, to show confidence and high expectations that the judgment, initiative and efforts of executive officers will result in the Company's success and to align the interests of executive officers with shareholder interests. Decisions concerning the granting of options are directly related to performance-based objectives. The Compensation Committee believes the Incentive Plan, which provides for a variety of stock-based awards that can be flexibly administered, permits the Company to keep pace with changing developments in compensation and benefit programs, making the Company competitive with those companies that offer creative incentives to attract and keep employees. The ability to grant both incentive and non-qualified stock options enhances the Compensation Committee's ability to meet the Company's objectives of attracting and retaining well-qualified individuals to serve as executive officers and key employees. The Company is requesting shareholder approval to increase the number of shares of Common Stock authorized for issuance under the Incentive Plan. See "Proposal to Amend Incentive Plan (Item 2)."

RESTRICTED STOCK AWARDS

     In 1995 no executive officers were granted restricted stock awards. Under the Incentive Plan, restricted stock awards are directly tied to the successful performance of specific and concrete objectives by the executive officers, including goals and objectives related to the successful development of the Company's strategic business initiatives, meeting budget and financial objectives, and continued employment with the Company. At the direction of the Compensation Committee, the Company's Chief Executive Officer closely monitors these performance objectives to determine whether the required outcome has been achieved and the restrictions of the stock awards have been met.

PROFIT SHARING PLAN

     Executive officers, along with all other employees who meet certain requirements regarding length of employment and full-time status, are eligible to participate in the Company's Employee Retirement Fund Trust Profit Sharing Plan ("Profit Sharing Plan"). Contributions to the Profit Sharing Plan in 1995 were based on the Company's net income. The Profit Sharing Plan has been amended in 1996 to provide that future contributions made under the plan will be based solely on the Company's success against financial objectives to be set annually by the Board of Directors.

EXECUTIVE INCENTIVE PLAN

     The Compensation Committee annually approves an Executive Incentive Plan, which provides the means for determining and paying executive cash awards.

     The Executive Incentive Plan contains detailed criteria for the evaluation of performance by executive officers. Particular emphasis is placed on performance-oriented objectives, financial measures, cost control measures and other measures linked to strategic objectives designed to improve existing performance, management effectiveness, productivity, safety, cost control, service levels and efficiencies to clearly benefit customers and, thereby, shareholders. Target objectives are set for corporate performance and for division and personal objectives in January of each year. Examples of financial objectives in the 1995 Executive Incentive Plan include results against budgeted earnings for net operating income and return on beginning common equity. Examples of operating goals in the 1995 Executive Incentive Plan include maximization of merger profitability and strategic synergy, successful restructuring of the Company's accounting and information organizations to provide for flexibility and timely response, successful development of an aligned, cross-functional management team which will bring competence and cohesion to the corporate vision, successful implementation of the realignment of the Company's retail business, and meeting and maintaining high safety standards.

     Prior to April 15 of each year, the Compensation Committee designates executive participants in the Executive Incentive Plan for that year. Participation in one year does not guarantee participation in following years. Participants are assigned to levels of eligibility, based on their degree of responsibility for corporate-wide results.

     The Executive Incentive Plan is designed to keep individuals focused on their specific tasks while working as a team. In all cases, at least 50% of each participant's incentive compensation opportunity is based upon the Company's overall results. Depending upon the individual's position, the mix of corporate and division/personal performance objectives can range from 50% corporate and 50% division/personal to 90% corporate and 10% division/personal. The amount of incentive compensation paid under an Executive Incentive Plan is based upon actual achievements in a combination of corporate-wide, division and personal goals.

     The Company's 1994 operating results met the Company's 1994 financial objectives, and this success is reflected in the individual incentive pay-outs reported in the Bonus column of the Summary Compensation Table. The Company's 1995 operating results exceeded its 1995 financial objectives and this success mirrors in the individual incentive pay-outs reported in the bonus column of the Summary Compensation Table.

CHIEF EXECUTIVE OFFICER COMPENSATION

     As indicated, the Company's executive compensation program, both annual and long-term, is based in large part upon the Company's business performance. Annual incentive compensation for the Chief Executive Officer depends upon the overall performance of the Company. His long-term compensation from stock options and his salary level are likewise largely dependent upon Company performance. The Compensation Committee closely monitors the performance of the Chief Executive Officer, meeting without his presence to evaluate his success in achieving the corporate objectives in each year. The 1994 operating results met the Company's objectives, and the Chief Executive Officer's incentive compensation reflected this successful Company-wide performance. The 1995 operating results exceeded the Company's expectations, and the Chief Executive Officer's incentive compensation mirrors this achievement.

                                            Compensation Committee of
                                              the Board of Directors

                                            Mr. Jordan L. Haines (Chairman)
                                            Mr. Stewart A. Bliss
                                            Mr. Robert B. Daugherty
                                            Mr. William J. Hybl
                                            Mr. Edward Randall, III

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation during the last three fiscal years of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                 COMPENSATION AWARDS
                                                               ------------------------
                               ANNUAL COMPENSATION             RESTRICTED    SECURITIES
      NAME AND          ----------------------------------       STOCK       UNDERLYING         ALL OTHER
 PRINCIPAL POSITION     YEAR     SALARY($)     BONUS($)(1)     AWARDS($)     OPTIONS(#)     COMPENSATION($)(3)
--------------------    ----     ---------     -----------     ---------     ----------     ------------------
Larry D. Hall           1995     $ 362,500      $ 125,000      $       0        50,000(2)        $ 13,582(4)
  President/CEO         1994       297,500        100,000              0       100,000(2)           6,683(5)
                        1993       236,335        100,000              0             0             22,074
Charles W. Battey       1995       250,008              0              0             0             20,608(6)
  Chairman              1994       264,587        100,000              0        25,000(2)          16,575(7)
                        1993       264,584        125,000              0             0             24,364
David M. Carmichael     1995       250,008              0              0             0             13,540(8)
  Vice Chairman         1994       313,937              0              0        25,000(2)               0
                        1993       359,600(9)           0(9)     512,500(9)     47,000(9)           3,517(9)
Samuel H.               1995       175,210         45,000         31,406(12)    25,000(2)          13,524(10)
  Charlton, III         1994       154,600         10,000         30,156(12)         0              1,500(11)
  V.P. Marketing        1993       109,550(13)          0(13)          0(13)     9,400(13)              0(13)
S. Wesley Haun          1995       176,878         31,000              0        25,000(2)          13,524(14)
  V.P. Mkt/Supply       1994       146,252         25,000              0        20,000(2)           6,134(15)
                        1993       133,754         38,000              0         4,500(16)          7,144

---------------

 (1) The Company has no permanent long-term cash incentive plans. Instead, the Compensation Committee of the Board of Directors reviews the advisability of an executive cash incentive plan on an annual basis as discussed in the Report of the Compensation Committee on Executive Compensation contained herein. Amounts earned under such annual cash incentive plans are actually paid in the year following the year in which they were earned; however such amounts are reflected in the table in the year in which such amounts were earned.

 (2) These options were granted under the Incentive Plan, and were granted at an exercise price of 100% of the fair market value of the Common Stock as of the date of grant, are exercisable within 10 years from the respective dates of grant, and vest over a four or five-year period. See "Stock Options" below.

 (3) 1995 earnings under the All Other Compensation column include an amount earned under the Profit Sharing Plan. Under the provisions of the Company's Profit Sharing Plan (a defined contribution plan) established in 1945, during 1993-1995 the Company contributed annually the lesser of an amount equal to 10 percent of the annual eligible compensation of eligible employees, excluding bonuses, or 10 percent of net income as defined by the Profit Sharing Plan. All full-time employees who have completed two years of service, as defined by the Profit Sharing Plan, are participants. Amounts allocated to an employee's Profit Sharing Plan account vest immediately. Benefits are generally only payable on termination or retirement. Amounts earned under the Profit Sharing Plan are actually paid in the year following the year in which they were earned.

 (4) Mr. Hall's 1995 earnings under the All Other Compensation column include $13,470 earned under the Company's Profit Sharing Plan (see discussion in footnote (3) above). The Company also paid $112 in term life and accidental death and dismemberment insurance premiums in 1995 on behalf of Mr. Hall.

 (5) Mr. Hall's earnings for 1994 under the Profit Sharing Plan were $5,809, which is reflected in the 1994 All Other Compensation column.

 (6) Mr. Battey's 1995 earnings under the All Other Compensation column include $13,470 earned under the Company's Profit Sharing Plan (see discussion in footnote (3) above). The Company also paid $70 in term life and accidental death and dismemberment insurance premiums in 1995 on behalf of Mr. Battey. In addition, Mr. Battey elected to receive deferred compensation from the Company while he served as an outside, non-employee director of the Company. Interest applicable to Mr. Battey's deferred compensation exceeded 120% of market interest rates in 1995 and totaled $7,068.

 (7) Mr. Battey's earnings for 1994 under the Profit Sharing Plan were $5,809, which is reflected in the 1994 All Other Compensation column.

 (8) Mr. Carmichael's 1995 earnings under the All Other Compensation column include $13,470 earned under the Company's Profit Sharing Plan (see discussion in footnote (3) above). The Company also paid $70 in term life and accidental death and dismemberment insurance premiums in 1995 on behalf of Mr. Carmichael.

 (9) Mr. Carmichael's 1993 compensation information is derived from the Summary Compensation Table in the American Oil and Gas Corporation Proxy Statement dated April 11, 1994. Securities underlying options have been converted to reflect the exchange ratio of 0.47 of a share of K N Common Stock for each share of AOG Common Stock pursuant to the Agreement of Merger.

(10) Mr. Charlton's 1995 earnings under the All Other Compensation column include $13,470 earned under the Company's Profit Sharing Plan (see discussion in footnote (3) above). The Company also paid $54 in term life and accidental death and dismemberment insurance premiums in 1995 on behalf of Mr. Charlton.

(11) Mr. Charlton's earnings for 1994 under the employer match in the AOG 401(k) Plan were $1,500, which is reflected in the 1994 All Other Compensation column.

(12) 7,500 shares of restricted stock were granted to Mr. Charlton on August 12, 1994. 2,500 shares vested on August 12, 1994; 1,250 shares vested on August 12, 1995; 1,250 shares will vest on August 12, 1996; 1,250 shares will vest on August 12, 1997; and 1,250 shares will vest on August 12, 1998. The average price of K N Common Stock on August 12, 1994 was $24.625, and on August 12, 1995 was $25.125. The market value of the 7,500 shares of restricted stock awarded to Mr. Charlton at year-end 1995 was $184,688. Assuming the successful completion by Mr. Charlton of certain goals and objectives tied to this restricted stock award, the remaining 3,750 shares of restricted stock will vest in increments of 1,250 shares on each of August 12 of 1996, 1997 and 1998. Dividends will be accrued and paid on the restricted stock awarded as the shares vest to Mr. Charlton.

(13) Reflects salary earned by Mr. Charlton during the part of 1993 that he was employed by AOG. Securities underlying options have been converted to reflect the exchange ratio of 0.47 of a share of K N Common Stock for each share of AOG Common Stock pursuant to the Agreement of Merger.

(14) Mr. Haun's 1995 earnings under the All Other Compensation column include $13,470 earned under the Company's Profit Sharing Plan (see discussion in footnote (3) above). The Company also paid $54 in term life and accidental death and dismemberment insurance premiums in 1995 on behalf of Mr. Haun.

(15) Mr. Haun's earnings for 1994 under the Profit Sharing Plan were $5,664, which is reflected in the 1994 All Other Compensation column.

(16) These options were granted under the 1988 Incentive Stock Option Plan at an exercise price of 100% of the fair market value of Common Stock as of the date of grant, and vest over a four year period.

                                 STOCK OPTIONS

     Information concerning 1995 grants to and exercises by the named executive officers is provided below.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS
                          ------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                            NUMBER OF                                                        STOCK PRICE
                             SHARES         % OF TOTAL                                      APPRECIATION
                           UNDERLYING     OPTIONS GRANTED    EXERCISE                    FOR OPTION TERM(3)
                             OPTIONS      TO EMPLOYEES IN     OR BASE     EXPIRATION   -----------------------
           NAME           GRANTED(#)(1)   FISCAL YEAR(2)    PRICE($/SH)      DATE       5%($)         10%($)
---------------------------------------   ---------------   -----------   ----------   --------     ----------
Larry D. Hall.............     50,000           14.9%         $ 25.19       8/18/05    $792,014     $2,007,119
Charles W. Battey.........          0              0                0           n/a           0              0
David M. Carmichael.......          0              0                0           n/a           0              0
Samuel H. Charlton III....     25,000            7.5            25.19       8/18/05     396,007      1,003,560
S. Wesley Haun............     25,000            7.5            25.19       8/18/05     396,007      1,003,560

---------------

(1) Each option granted in 1995 has an exercise price equal to the fair market value of K N's Common Stock on the date of grant and expires ten years from the date of grant, subject to earlier termination in certain events related to termination of employment of the optionee. The options granted in 1995 become exercisable in one-fourth increments on each of the first four anniversaries of the grant date, subject to automatic acceleration of full exercisability upon a Change in Control of K N (as defined in the Incentive
     Plan). The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. Under the terms of the Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to accelerate exercise dates and otherwise waive or amend any conditions of options granted thereunder.

(2) The total number of options granted to Company employees in 1995 was 371,200.

(3) The values set forth in this column assume annual rates of stock appreciation of 5% and 10%. The Company has no ability to predict whether such appreciation rates will be achieved, and, therefore, cannot predict whether the potential realizable values set forth in this column realistically indicate the value of the options granted to the named executive officers in 1995.

     The following table sets forth information about option exercises in 1995 by the named executive officers and the value of the remaining options held by each such officer at year-end.

                      AGGREGATED OPTION EXERCISES IN 1995
                           AND YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                    SECURITIES
                                                                    UNDERLYING
                                                                   UNEXERCISED      VALUE OF UNEXERCISED
                                                                    OPTIONS AT          IN-THE-MONEY
                                      SHARES                       YEAR-END(#)        OPTIONS AT YEAR-
                                    ACQUIRED ON       VALUE        EXERCISABLE/     END($) EXERCISABLE/
                NAME                EXERCISE(#)    REALIZED($)    UNEXERCISABLE       UNEXERCISABLE(1)
-----------------------------------------------    -----------    --------------    --------------------
Larry D. Hall.......................         0      $        0    66,250/110,000       $556,719/$511,875
Charles W. Battey...................         0               0    49,750/ 15,000        610,246/  78,750
David M. Carmichael.................   136,300       2,082,344    41,333/ 30,667        285,868/ 195,438
Samuel H. Charlton III..............     1,250          31,406     5,483/ 32,667         32,718/ 228,711
S. Wesley Haun......................     2,250          24,390    10,250/ 39,250         55,687/ 175,125

---------------

(1) Based on the closing price of Company Common Stock on the NYSE Composite Tape on December 29, 1995, which was $29.125.

EXECUTIVE STOCK OWNERSHIP

     The following table sets forth information about beneficial stock ownership of the named executive officers, as well as all executive officers and directors as a group.

                  EXECUTIVE OFFICER BENEFICIAL STOCK OWNERSHIP

                                                                       AMOUNT AND NATURE OF
                                                                    COMMON STOCK BENEFICIALLY
                                                                     OWNED AS OF FEBRUARY 15,
                                  NAME                                    1996(1)(2)(3)
    ------------------------------------------------------------------------------------------
      Larry D. Hall.................................................            90,080(4)
      Charles W. Battey.............................................            93,671
      David M. Carmichael...........................................           341,973
      Samuel H. Charlton III........................................            12,839
      S. Wesley Haun................................................            18,625
      All executive officers and directors as a group...............         1,556,999

---------------

(1) No named executive officer beneficially owns any preferred stock of the Company. Except for Mr. Carmichael, who beneficially owned 1.2 percent, no named executive officer beneficially owned more than 1 percent of the Company's outstanding Common Stock. All executive officers and directors as a group owned approximately 5.5% percent of the outstanding Common Stock. Respecting share ownership by directors, see "Election of Directors" above. In making the computations required in connection with the preceding statement, with respect to any executive officer who held options to purchase shares of the Common Stock exercisable within 60 days of February 15, 1996, it was assumed that such options had been exercised. The following number of shares representing such unexercised options were added to the holdings of each of the following executive officers: Mr. Hall, 66,250 shares; Mr. Battey, 49,750 shares; Mr. Carmichael, 41,333 shares; Mr. Charlton, 5,483 shares; and Mr. Haun, 10,250 shares. A total of 322,497 shares representing such unexercised options were added to the holdings of all executive officers and directors as a group.

(2) Does not include shares earned in 1995 under the Company's Profit Sharing Plan, which were distributed after February 15, 1996.

(3) Unless otherwise indicated, the executive officers have sole voting and investment power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the Company's executive officers and their respective spouses, if any.

(4) Includes 139 shares of Common Stock owned by Mr. Hall's wife, as to which Mr. Hall disclaims beneficial ownership and over which he has neither investment nor voting power. Does not include any of the shares earned by Mr. Hall under the Company's Executive Benefit Equalization Plan because such shares had not actually been purchased for his account at such date. The cumulative number of shares attributable thereto as of December 31, 1995 is 3,082.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Natural Gas Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1990, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

    AMONG K N ENERGY, INC., THE S&P 500 INDEX AND THE S&P NATURAL GAS INDEX

      MEASUREMENT PERIOD          K N ENERGY,                     S&P NATURAL
    (FISCAL YEAR COVERED)             INC           S&P 500           GAS
1990                                       100             100             100
1991                                       121             130              87
1992                                       133             140              97
1993                                       190             154             115
1994                                       182             156             110
1995                                       232             215             155

* $100 invested on 12/31/90 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                                PENSION BENEFITS

     The Company's employees and officers participate in its Retirement Plan and Trust Agreement for Non-Bargaining Employees (the "Pension Plan"). This is a defined benefit plan which is not based upon a participant's final years' compensation. Annual pension benefits at the normal retirement age of 65 are equal to the total of the yearly accrued annuity credits. Prior to January 1, 1989, the yearly annuity credit equaled 1.1 percent of the first $8,400 of compensation and 2.1 percent of compensation in excess of $8,400. Effective January 1, 1989, the yearly annuity credit equals 1.75 percent of the first $19,200 of compensation and 2.1 percent of compensation in excess of $19,200. For purposes of the Pension Plan, compensation excludes bonuses and commissions, and includes overtime and special duty compensation. Assuming continued employment at age 65 at present salaries, the estimated annual pension benefits of the named executive officers are as follows: Mr. Hall, $91,632, Mr. Battey, $32,928, Mr. Carmichael, $21,576, Mr. Charlton, $46,248, and Mr. Haun, $67,368.
These benefits are not subject to any deduction for Social Security benefits or other offset amounts.

                         SEVERANCE AND OTHER AGREEMENTS

     The Company has entered into severance agreements with certain key employees, including all of its named executive officers except Mr. Battey, effective on or after January 9, 1988. The agreements provide severance benefits if the officer is terminated under certain circumstances within one year following a change in control of the Company. A "change in control" means (i) a change in the majority of the Board of Directors of the Company as a result of a cash tender or exchange offer, merger or other business combination, sale of assets, liquidation, or contested election; (ii) the sale by the Company of all or substantially all of its assets; or (iii) a person or group becoming the beneficial owner of 30% or more of the outstanding voting stock of the Company. Such benefits are provided if, within one year following a change in control, the officer is involuntarily terminated (other than for willful misconduct, gross negligence, death, disability or retirement), or the officer terminates his employment for good reason. "Good reason" means generally a reduction in compensation, downgrading of position or authority, or the requirement to relocate. Upon such termination, the officer would be entitled to receive in a lump sum an amount, subject to withholding tax and employee benefit premiums or similar adjustments, equal to the officer's annual base salary earned at termination (or just prior to the change of control, if the salary is lower at termination), divided by 52, multiplied by 3 times the number of weeks equal to such officer's full and partial years service to the Company; however, the number of weeks' salary to be paid shall not be less than 12 nor greater than
104. Such payments would not be offset by income earned from other sources. In addition, the officer would receive outplacement services and would continue to participate in all applicable medical and life insurance and similar benefit plans for the same number of weeks as his salary, computed as above, or until benefits were available from subsequent employment, whichever first occurs. Within 90 days after an initial two-year term, and within 90 days after each successive two-year term, the Company has the right to terminate, extend or modify the agreements; failure of the Board of Directors to take any action within such 90-day period results in an automatic two-year extension. No severance benefits have been paid to any employee under these agreements.

     The Company has entered into an agreement with Mr. Battey obligating him to provide consulting services to the Company for two years following his retirement on April 11, 1996, for compensation of $300,000, payable in four equal semi-annual installments over the term of the agreement.

                   PROPOSAL TO AMEND INCENTIVE PLAN (ITEM 2)

     The Incentive Plan became effective when it received shareholder approval at the 1994 Annual Meeting. On November 14, 1991, the Board of Directors agreed on a policy of granting options in an amount equaling up to 1% per year of the total outstanding stock of the Company and on January 16, 1996 voted to amend the Incentive Plan to increase the authorized number of shares of Common Stock issuable thereunder from 700,000 to 2,200,000, an increase of 1,500,000 shares. Such amendment will become effective upon the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the 1996 Annual Meeting. Should the amendment not be approved, the Incentive Plan will remain in force as originally adopted.

     The purposes of the Incentive Plan are (i) to further the growth and financial success of K N and its subsidiaries by aligning the interest of the Company's shareholders and recipients of awards under the Incentive Plan thereby increasing the proprietary interest of such recipients in the Company's growth and success, and (ii) to increase the flexibility of K N to compensate key employees and to motivate, attract and retain such employees. The Board of Directors believes that the Incentive Plan has fulfilled these purposes to date. As indicated in the "Report of the Compensation Committee on Executive Compensation" herein, during the past two years awards of stock options under the Incentive Plan have comprised the Company's major long-term executive benefit. At February 15, 1996, only 85,300 shares remained authorized for issuance under the Incentive Plan. The proposed increase in the total number of shares authorized under the Incentive Plan is expected to extend the prospective life of the Incentive Plan for at least five more years.

     In structuring the Incentive Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered in order to carry out the purposes of the Incentive Plan, to permit the Company to keep pace with changing developments in compensation programs and to make the Company more competitive with those companies that offer creative incentives to attract and keep employees. The flexibility of the Incentive Plan allows the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The Incentive Plan grants the administrators flexibility in creating the terms and restrictions deemed appropriate for particular awards as facts and circumstances warrant.

                             INCENTIVE PLAN SUMMARY

ADMINISTRATION

     The Incentive Plan provides for administration by the Compensation Committee of the Board of Directors (the "Compensation Committee"). No member of the Compensation Committee can participate in the Incentive Plan. Among the powers granted to the Compensation Committee are the authority to interpret the Incentive Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards, and determine the form, amount and other terms and conditions of awards. The Compensation Committee also has the power to modify or waive restrictions on awards, to amend awards and to grant extensions and accelerate awards.

ELIGIBILITY FOR PARTICIPATION

     Officers and other key employees of the Company and subsidiary companies (in which the Company owns directly or indirectly more than a 50% voting equity interest) are eligible to be selected to participate in the Incentive Plan. The selection of participants from eligible persons is within the sole discretion of the Compensation Committee. Directors who are not employees are not eligible to participate in the Incentive Plan. The Company estimates that approximately fifty persons are currently eligible to receive awards under the Incentive Plan.

TYPES OF AWARDS

     The Incentive Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights, in tandem with stock options or freestanding; (3) stock awards, including restricted stock; and (4) any other stock-based award established by the Committee with terms consistent with the Incentive Plan's purposes. Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Awards may be granted individually, in combination, or in tandem as determined by the Committee.

OPTIONS

     Options granted under the Incentive Plan may be Incentive Stock Options ("ISOs"), as defined in Section 422 of the Code, or options not qualifying for treatment as ISOs ("Nonstatutory Stock Options"). The Compensation Committee determines the recipients of Options and the terms of the Options, including the number of shares for which an Option is granted, the term of the Option and the time(s) when the Option can be exercised. Conditions respecting the exercise of an Option may, in the discretion of the Compensation Committee, be contained in the Agreement with the participant or in the Compensation Committee's procedures. Each ISO must comply with all the requirements of Section 422 of the Code. The Compensation Committee may in its discretion waive any condition respecting the exercise of any Option and may accelerate the time at which any Option is exercisable.

     The price per share of Common Stock subject to an Option (the "Option Price") is set by the Compensation Committee. In the case of ISOs, the Option Price shall not be less than the fair market value of Common Stock (generally determined to be the average of the high and low sale price reported in The Wall Street Journal for the New York Stock Exchange -- Composite Transactions) on the date of the grant of the ISOs. The Compensation Committee also determines the manner in which the Option Price of an Option may be paid, which may include the tender of cash or securities or the withholding of Common Stock or cash to be received through grants or any other arrangements satisfactory to the Compensation Committee. The Incentive Plan provides that no ISO shall be exercisable later than 10 years after the date of grant. The Incentive Plan, however, does not restrict the term of a Nonstatutory Stock Option. Options are not transferable except by will or the laws of descent and distribution.

STOCK APPRECIATION RIGHTS

     In the discretion of the Compensation Committee, Stock Appreciation Rights ("SARs") may be granted separately or in tandem with the grant of an Option. An SAR is a grant entitling the participant to receive an amount in cash or shares of Common Stock or a combination thereof, as the Compensation Committee may determine, having a value equal to (or if the Compensation Committee shall determine at the time of grant, less than) the excess of (i) the fair market value on the date of exercise of the shares of Common Stock with respect to which the SAR is exercised over (ii) the fair market value of such shares on the date of the grant (or over the Option Price, if the SAR is granted in tandem with an Option).

     An SAR granted in tandem with a Nonstatutory Stock Option may be granted either at or after the time of the grant of the Nonstatutory Stock Option. An SAR granted in tandem with an ISO may be granted only at the time of the grant of the ISO. An SAR granted in tandem with an Option terminates and is no longer exercisable upon the termination or exercise of the related Option. Subject to the limitations set forth in the Incentive Plan, SARs shall be subject to such terms and conditions as shall be determined from time to time by the Compensation Committee. The Compensation Committee at any time may accelerate the exercisability of any SAR and otherwise waive or amend any conditions to the grant of an SAR. SARs are not transferable except by will or the laws of descent and distribution.

RESTRICTED STOCK

     The Incentive Plan provides that the Compensation Committee will have discretion to make grants of Restricted Stock. A Restricted Stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Compensation Committee on the date of the grant, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of the grant. Upon (i) the grant of Restricted Stock (or upon payment of the purchase price for Restricted Stock if a purchase price is required) and (ii) recording of the issuance of the Restricted Stock in the stock ledger of the Company, the recipient may have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights. A grant of Restricted Stock will be subject to nontransferability restrictions, Company repurchase and forfeiture provisions and such other conditions (including conditions on voting and dividends) as the Compensation Committee shall impose at the time of grant. Shares of Restricted Stock may not be transferred or otherwise disposed of by a participant except as specifically provided for in the Incentive Plan.

     Upon the grant of a Restricted Stock award, the Compensation Committee shall specify the conditions and time periods, if any, under which the restrictions on the shares subject to the grant will lapse. Restrictions may include vesting restrictions based upon matters such as timing, but also could relate to other matters. Subsequent to the lapse of all restrictions on shares of Restricted Stock, such shares shall cease to be Restricted Stock and shall be deemed "vested". The Compensation Committee may in its discretion waive any condition or restriction related to a grant of Restricted Stock or accelerate the date(s) on which a grant of Restricted Stock vests.

     In the event of employment termination for a participant, for any reason, prior to shares of Restricted Stock becoming vested, the Company has the right, in the discretion of the Compensation Committee, to repurchase such shares at their purchase price, or to require forfeiture of such shares if acquired at no cost.

OTHER AWARDS

     In addition to Options, SARs and Restricted Stock, the Incentive Plan permits the Compensation Committee to grant awards consisting of any other form of stock-based consideration that the Compensation Committee determines is consistent with the purposes of the Incentive Plan. The grant of additional types of awards is subject to the overall limitation on the number of shares of Common Stock (or stock equivalents) that may be granted under the Incentive Plan. Pursuant to such authority, the Compensation Committee could grant awards such as restricted units, phantom stock, performance awards, performance units, limited stock appreciation rights, stock acquisition rights, valuation protection rights, or any other type of stock-based award or combination or derivative of various types of awards. The form and terms of any such additional types of awards, as well as the terms and conditions of the grant of any such awards, will be determined by the Compensation Committee and set forth in the agreements entered into with participants and in the Compensation Committee's procedures. Such grants (including grants of Options, SARs and Restricted Stock) may be settled at the discretion of the Compensation Committee in cash, shares of Common Stock or any combination thereof.

     Although the Compensation Committee has not previously granted awards under other Company plans other than stock options and restricted stock, and has no present plans to change from past practice, future circumstances could result in other forms of awards being granted by the Compensation Committee under the Incentive Plan.

FEDERAL TAX CONSEQUENCES

     Under the Code, a participant receiving a Nonstatutory Stock Option ordinarily does not realize taxable income upon the grant of the Option. A participant does, however, realize ordinary income upon the exercise of a Nonstatutory Stock Option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the Option Price. The Company is entitled to a Federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant, provided that the Company withholds Federal income tax with respect to the amount of such compensation. Upon the subsequent sale of the shares acquired pursuant to a Nonstatutory Stock Option, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant, although there will be no tax consequences for the Company.

     The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the employment requirements specified in the Code are satisfied, although such exercise may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the Common Stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss, assuming the shares represent a capital asset in the participant's hands.

     The statutory holding period is the later of two years from the date the Option is granted or one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the Option. If the employment and statutory holding period requirements are satisfied, the Company may not claim any Federal income tax deduction upon either the exercise of the ISO or the subsequent sale of the Common Stock received upon exercise. If these requirements are not satisfied, the amount of ordinary income taxable to the participant is the lesser of (i) the fair market value of the Common Stock on the date of exercise minus the Option Price, and (ii) the amount realized on disposition minus the Option Price. The Company is entitled to a Federal income tax deduction in an amount equal to the ordinary income so realized by the participant.

     Generally, a recipient does not realize taxable income upon the grant of a SAR but realizes ordinary income upon its exercise in an amount equal to the cash received and/or the fair market value of any Common Stock received. The Company is entitled to a Federal income tax deduction in an amount equal to the ordinary income realized by the participant, provided that the Company withholds Federal income tax with respect to the amount of such compensation. Upon the subsequent sale of shares acquired pursuant to a SAR, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant.

     In general, a participant receiving Restricted Stock does not realize taxable income upon the grant of Restricted Stock. A participant will, however, realize ordinary income when the Restricted Stock becomes vested to the extent that the fair market value of the Common Stock on that date exceeds the price, if any, paid for the Restricted Stock or, if no price was paid, to the extent of the fair market value of the Common Stock on that date. However, the participant may elect (within 30 days after the grant of Restricted Stock) to realize ordinary income on the date of the grant to the extent of the fair market value of the Restricted Stock

(determined without regard to restrictions on transferability and any substantial risk of forfeiture). If such election is made, the participant will not realize ordinary income when the Restricted Stock becomes vested. In addition, if such an election is made and the Restricted Stock is subsequently forfeited, the participant is not entitled to a deduction but will be allowed a capital loss equal to the excess of the amount paid, if any, for such shares over the amount realized if any, on such forfeiture. Upon a subsequent sale of vested Restricted Stock, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant. The Company is entitled to a Federal income tax deduction in an amount equal to the ordinary income realized by the recipient of the Restricted Stock, provided that the Company withholds Federal income tax with respect to the amount of such compensation. Dividends paid to the participant on Restricted Stock during the restricted period are ordinary compensation income to the participant and deductible as such by the Company. If the exercisability of an Option or a SAR, or the elimination of restrictions on Restricted Stock is accelerated, or special cash settlement rights are triggered and exercised, as a result of a Change in Control of the Company, all or a portion of the value of the relevant award at that time may be a "parachute payment" for purposes of determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an "excess parachute payment" pursuant to Section 4999 of the Code. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

     Recent tax legislation limits the Company's tax deduction for all compensation paid to an employee in any one year to $1,000,000. The Company's deductions related to grants under the Incentive Plan would be subject to this limitation.

ACCOUNTING TREATMENT AND OTHER MATTERS

     Under present accounting rules, a grant or exercise of an Option with an Option Price not less than the fair market value of the underlying Common Stock does not result in any charge to the Company's earnings (although a change in accounting rules which would require a charge is pending). The mere grant of a SAR does not, at the time of such grant, result in such a charge. After the date of grant, however, outstanding SARs may from time to time give rise to compensation expense to reflect changes in the market price of the Company's Common Stock. Restricted Stock awards will give rise to compensation expense which may vary in amount and timing to reflect changes from time to time in the market price of the Company's Common Stock. Dividend equivalents on Options and SARs will give rise to compensation expense. Dividends on Restricted Stock will give rise to compensation expense while the awards are restricted.

     Rule changes proposed by the Financial Accounting Standards Board and currently pending would change certain aspects of the accounting treatment of awards under the Incentive Plan.

     The adoption of the Incentive Plan shall not affect any other incentive or compensation plan (including plans providing for the grant of stock options, stock appreciation rights or restricted stock) in effect, or which may at a later date become effective for directors, officers or employees of the Company or its subsidiaries. In addition, the Incentive Plan shall not preclude the Company or its subsidiaries from establishing any other form of incentive or other compensation (including stock options, stock appreciation rights or restricted stock awards) for their directors, officers or employees, or from assuming any form of incentives or other compensation of any person or entity in connection with the acquisition of the business or assets of any person or entity.

                              BOARD RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the proposal to increase by 1,500,000 the number of shares authorized for issuance under the Incentive Plan.

PROPOSAL TO AMEND DIRECTORS' OPTION PLAN (ITEM 3)

     The Board of Directors adopted the Directors' Option Plan effective January 1, 1992, for a term of 10 years, subject to shareholder approval. The Directors' Option Plan was adopted at the 1992 Annual Meeting.

     On January 16, 1996, the Board of Directors voted to amend the Directors' Option Plan to (i) increase the authorized number of shares of Common Stock issuable thereunder, as adjusted for the 1993 stock split, from 150,000 to 350,000, an increase of 200,000 shares, (ii) to increase the number of options to be granted to Directors from 1000 to 3000 per year or partial year of service, and (iii) to change the grant date for the options to the first business day of each calendar year. Such amendments will become effective upon the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. Should the amendment not be approved, the Directors' Option Plan will remain in force as originally adopted.

     The purpose of the Directors' Option Plan is to permit the Company to remain competitive in attracting and retaining high caliber members on its Board of Directors. The Board of Directors believes the plan has been successful in this regard, and it further believes that an increase in shares available for option under the plan is appropriate at this time. At February 15, 1996, only 107,000 shares remained authorized for issuance under the Directors' Option Plan. The proposed increase in the total number of shares authorized under the Directors' Option Plan is expected to extend the prospective life of the Directors' Option Plan through the end of its term.

                     SUMMARY OF THE DIRECTORS' OPTION PLAN

     Reference should be made to Attachment A for a complete statement of the provisions of the Directors' Option Plan which are summarized below. Certain capitalized terms used in this summary have the meanings ascribed to them in the Directors' Option Plan.

ADMINISTRATION

     Within 30 days after the election to the Company's Board of Directors of any person who is not a salaried employee of the Company, the committee of the Board of Directors which administers the Directors' Option Plan ("Directors' Option Committee") is required to grant to that person an option to purchase up to 3,000 shares of Common Stock. The option granted shall be equal to the option granted to all other directors in that calendar year. Thereafter, on the first business day of each calendar year, the Directors' Option Committee shall grant to all eligible directors an option to purchase up to 3,000 shares of Common Stock. Options may be granted at not less than 100% of the fair market value of the Common Stock as of the date of grant, are exercisable on the date of grant, and expire 10 years from the date of grant.

     Under the Directors' Option Plan, the Directors' Option Committee shall consist of a committee of the Board of Directors made up of only those directors who are also employees of the Company.

SHARES AVAILABLE

     Shares issued under the Directors' Option Plan may be either authorized and unissued shares or treasury shares. The Directors' Option Plan provides for appropriate adjustments or other action to reflect mergers, consolidations, recapitalizations, certain sales of assets, combinations of shares, a change in control of the Company through share ownership or a contested election of directors, changes in corporate structure, stock splits, stock dividends, or certain other significant changes in the Common Stock.

PARTICIPATION

     Directors who are full-time employees of the Company are not eligible to participate in the Directors' Option Plan. As of the date hereof eleven of the directors are not full-time employees.

FEDERAL INCOME TAX CONSEQUENCES

     The discussion under "Proposal to Amend Incentive Plan (Item 2)" above of the federal income tax consequences to K N and holders of Nonstatutory Stock Options granted under the Incentive Plan applies equally to K N and optionees under the Directors' Option Plan.

                              BOARD RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the proposal to increase by 200,000 the number of shares authorized for issuance under the Directors' Option Plan as well as amendments to increase the number of shares awarded to each director and to change the timing of such awards.

                             PRINCIPAL SHAREHOLDERS

COMMON STOCK

     According to information supplied to the Company by the beneficial owners listed below and, where applicable, the books and records of the Company, the following entities each owned beneficially, as indicated on the dates shown, more than five percent of the 28,232,687 outstanding shares of the Common Stock of the Company on the dates indicated in parentheses below. No other person is known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                          AMOUNT AND
                  NAME AND ADDRESS OF                     NATURE OF                      PERCENT
               BENEFICIAL OWNER AND DATE                  BENEFICIAL      PERCENT        OF TOTAL
                  INFORMATION PROVIDED                    OWNERSHIP       OF CLASS     VOTING POWER
-------------------------------------------------------- ------------     --------     ------------
Cabot Corporation....................................... 4,840,186(1)       17.1%          17.1%
75 State Street
Boston, Massachusetts 02109 (12/31/95)
The Prudential Insurance Company of America............. 3,357,748(2)       11.9           11.9
Prudential Plaza
Newark, NJ 07102 (12/31/95)
Employees Retirement Fund Trust......................... 1,825,626(3)        6.5            6.4
Profit Sharing Plan of K N Energy, Inc.
P.O. Box 281304
Lakewood, CO 80228 (2/15/96)
State Farm Mutual Automobile Insurance Company.......... 1,789,965(4)        6.3            6.3
One State Farm Plaza
Bloomington, IL 61701 (1/22/96)
Jurika & Voyles, Inc.................................... 1,698,125(5)        6.0            6.0
1999 Harrison Street Suite 700
Oakland, CA 94612 (2/12/96)

---------------

(1) Comprised of (i) 4,197,954 outstanding shares of Common Stock reported as beneficially owned by Cabot and (ii) 642,232 shares of Common Stock issuable upon the exercise of warrants held by Cabot. Cabot has sole investment and voting power over such shares.

(2) Comprised of (i) 2,289,156 outstanding shares of Common Stock reported as beneficially owned by Prudential on its Schedule 13G and (ii) 1,068,592 shares of Common Stock issuable upon the exercise of warrants held by Prudential. Prudential states that it has shared investment and voting power over all of such outstanding shares, and that the shares were acquired solely for investment purposes.

(3) The trustees of the Employees Retirement Fund Trust Profit Sharing Plan have sole investment power over such shares and have sole voting power as to shares of Common Stock allocated to participants' accounts as to which such participants do not exercise their power to vote, but are required to vote them in the same proportion as those voted by participants.

(4) State Farm states that it has sole investment and voting power over its shares, and that the shares were acquired solely for investment purposes.

(5) Jurika & Voyles is a registered investment advisor, and as such has shared investment and voting power over its shares.

CLASS A PREFERRED STOCK

     No person is known to be the owner of five percent or more of the 70,000 outstanding shares of Class A $5.00 Preferred Stock of the Company.

CLASS B PREFERRED STOCK

     According to the records of the Company, the following insurance companies each owned beneficially, on February 15, 1996, more than five percent of the 5,720 outstanding shares of Class B Preferred Stock of the Company. No other person is known by the Company to be the beneficial owner of five percent or more of the Class B Preferred Stock.

                                                         AMOUNT AND
                                                         NATURE OF                      PERCENT
                   NAME AND ADDRESS OF                   BENEFICIAL      PERCENT        OF TOTAL
                    BENEFICIAL OWNER                    OWNERSHIP(1)     OF CLASS     VOTING POWER
    -------------------------------------------------   ------------     --------     ------------
    Allstate Insurance Co............................       4,296          75.1%        (2)
    Allstate Plaza
    Northbrook, IL 60061
    Atwell & Co......................................       1,044          18.3         (2)
      c/o United States Trust Co. of NY
    P.O. Box 456,
    Wall Street Station
    New York, NY 10005
    Gerlach & Co.....................................         380           6.6         (2)
      c/o Citibank, N.A.
    P.O. Box 1530,
    Grand Central Station
    111 Wall Street, 8th Floor
    New York, NY 10043

---------------

(1) The owners of the shares set forth above have, to the best knowledge of the Company, sole voting and sole investment power over those shares.

(2) Less than 1%.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, and to provide copies of such reports to the Company.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and written representations of its directors, executive officers and ten percent holders, the Company believes that during the year ended December 31, 1995 all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied, except in the cases of Edward H. Austin, Jr., director, two late reports, two transactions; William J. Hybl, director, one late report, one transaction; and William S. Garner, Jr., Vice President, General Counsel and Secretary, one late report, one transaction.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has acted as independent public accountants for the Company continuously since 1940. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     Arthur Andersen LLP was recommended by the Audit Committee to perform the audit function for 1995, and that recommendation was approved by the Board of Directors. No independent public accountant has yet been recommended to perform the audit function for 1996. The Audit Committee normally makes such a recommendation at the regular Board of Directors' meeting in November.

                     COST AND METHOD OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting, the enclosed form of Proxy the Chairman's Letter, and any additional material relating to the meeting which may be furnished to shareholders by the Board of Directors subsequent to the furnishing of this Proxy Statement, has been or is to be borne by the Company.

     In addition to the solicitation of Proxies by use of the mails, the Company may utilize the services of some of its directors and administrative office personnel (who will receive no compensation therefor in addition to their regular salaries) to solicit Proxies personally, by telephone or telegraph from brokerage houses and other shareholders. The Company will reimburse banks and brokers who hold shares of the Company's stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the Proxy materials to those persons for whom they hold such shares. The Company has also retained D. F. King & Company, Inc. to aid in the solicitation at an estimated cost of $7,000 plus reasonable out-of-pocket expenses.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Pursuant to Securities and Exchange Commission regulations, any proposal which a shareholder intends to present to the 1997 Annual Meeting must be received by November 11, 1996, at the Company's principal executive offices in order to be included in the Proxy Statement and the form of Proxy for that meeting.

     The Company's By-laws establish an advance notice procedure with regard to certain matters to be brought before the Annual Meeting of Shareholders. In general, written notice must be received by the Secretary of the Company at its principal executive offices not less than forty days prior to the meeting and must contain certain specified information concerning the matters to be brought before the meeting as well as the shareholder submitting the proposal. A copy of the applicable By-law provisions may be obtained, without charge, upon request to the Secretary of the Company at the address set forth on page one of this Proxy Statement. The annual shareholders meeting is customarily held in early April.

                                 OTHER MATTERS

     The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any other items of business at the Annual Meeting. However, if other matters are properly presented for a vote, Proxies will be voted upon such matters in accordance with the judgment of the Proxyholders.

                                            By Order of the Board of Directors

                                             WILLIAM S. GARNER, JR.
                                            Vice President, General
                                                    Counsel
                                                 and Secretary

                                                                    ATTACHMENT A

                                K N ENERGY, INC.

               1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                                   AS AMENDED

     1. PURPOSE OF THE PLAN: The purpose of the 1992 Stock Option Plan for Non-Employee Directors, as amended (the "Plan") is to promote the interests of K N Energy, Inc., a Kansas corporation (the "Company"), and its stockholders by increasing the potential compensation of the non-employee members of the Company's Board of Directors (the "Board"), thereby assisting the Company in its efforts to attract well-qualified individuals to serve as its directors and to retain their services. Options granted under this Plan are intended to constitute nonqualified stock options (options that do not qualify as "incentive stock options" within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended), and the Plan shall be construed so as to carry out that intention.

     2. STOCK OPTION COMMITTEE: The Plan shall be administered by a Stock Option Committee (the "Committee") made up of all of the directors of the Company who are also salaried employees of the Company, none of whom is eligible to participate in the Plan. The interpretation by the Committee of the Plan and of options granted under the Plan shall be conclusive upon all participants.

     3. SHARES SUBJECT TO THE PLAN: The Committee shall, before January 1, 2002, grant to all eligible directors options under which an aggregate of not more than 350,000 shares of the Company's Common Stock, $5 par value per share ("Common Stock"), subject to adjustment as provided in Paragraph 5. Shares issued under the Plan may be either authorized and unissued shares or treasury shares. Shares subject to, but not delivered under, any option terminating or expiring for any reason prior to exercise thereof, shall thereafter be available for issuance upon exercise of any other option under the Plan granted on or prior to December 31, 2002.

     4. NUMBER OF SHARES TO BE GRANTED EACH ELIGIBLE DIRECTOR:

          (a) On the first business day of each calendar year, or within thirty
     (30) days after initial election to the Board by the Company's stockholders, the Committee shall grant to each director an option for a number of shares equal to the number of shares authorized by the Committee, not to exceed 3,000 shares per calendar year.

          (b) If an individual is elected by the Board to fill an unexpired term or vacancy on the Board, the Committee shall, within thirty (30) days of such election, grant to such a director an option for a number of shares equal to the number of shares granted to all other directors for that calendar year.

     5. ADJUSTMENT: Appropriate adjustments in the maximum number of shares of Common Stock issuable pursuant to the Plan and in the number and the purchase price of shares covered by outstanding options granted under the Plan shall be made to give effect to any stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the date of adoption of the Plan and any amendments to the Plan by the Board. The decision of the Board as to the amount and timing of any such adjustments shall be conclusive. In the event of any merger, consolidation or other reorganization of the Company with any other corporation or corporations in which the Company is not the survivor, there shall be substituted for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock, or other securities into which each outstanding share of Common Stock of the Company shall be converted by such merger, consolidation or reorganization. In the event of any other relevant change in the capitalization of the Company, the Board shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

     6. ELIGIBLE NON-EMPLOYEE DIRECTORS: Options shall be granted to all elected directors of the Company who are not salaried employees of the Company.

     7. OPTION PRICE: The purchase price to be paid for each share of Common Stock deliverable upon exercise of any option shall be determined by the Committee in its discretion at or prior to the time the option is granted, but shall not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date the option is granted or less than the par value of the shares subject to option. The fair market value per share shall be (1) the average of the reported highest and lowest prices per share on the New York Stock Exchange on the date the option is granted, as reported in the Wall Street Journal, or (2) in the absence of reported sales on that date, the average of the highest and lowest prices per share on the New York Exchange on the last preceding date on which such prices of the Common Stock are so reported.

     8. OPTION PERIOD AND CONDITION OF EXERCISE: A director receiving an option pursuant to the Plan may purchase the shares issuable thereunder, commencing on the date of grant. Each option shall cease to be exercisable upon the expiration of a period of ten (10) years from the date of grant. To the extent an option may be exercised pursuant to the foregoing, it may be exercised in whole at any time, or in part from time to time. An option may be exercised by giving written notice to the Company addressed to the attention of its Vice President and Treasurer (i) specifying the number of shares to be purchased and accompanied by payment therefor in full in cash or, in the sole discretion of the Committee, in full or in part, in shares of Common Stock of the Company at their fair market value at the close of business on the date preceding the date of exercise determined in the manner consistent with Paragraph 7, and (ii) unless the Company consents to the contrary, representing that all shares purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of said shares (except in the case of a purchase by the executors or administrators under Paragraph 10, for distribution to the director's legal heirs, legatees or other testamentary beneficiaries, but not for sale).

     9. OPTIONS NOT TRANSFERABLE: No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during his or her lifetime, only by the director to whom an option is granted. Except as permitted by the preceding sentence, no option or any right thereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of, or be subject to execution, attachment or similar process, any option, or of any right thereunder, contrary to the provisions hereof, such option and all rights thereunder shall immediately become null and void.

     10. TERMINATION OF BOARD MEMBERSHIP OR DEATH:

          (a) If the membership on the Board of a director to whom an option has been granted is terminated for any reason other than his or her death, such option may be exercised by the terminated director at any time prior to the end of the calendar year in which it was granted, or within three (3) months after the termination, whichever is longer (but in no event after the expiration of ten (10) years from the date of the grant thereof with respect to all or any part of the number of shares remaining subject to the option.)

          (b) If the membership on the Board of a director to whom an option has been granted is terminated by reason of his or her death, such director's option shall be exercisable by his or her estate or the person or persons who acquire the right to exercise such option by bequest or inheritance at any time within one (1) year after the date of death to the extent the director was entitled to exercise the option at the time of his or her death (but in no event after the expiration of a period of ten (10) years from the date of grant) with respect to all or any part of the number of shares remaining subject to the option.

     11. LISTING AND REGISTRATION OF SHARES: Each option shall be subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board. The Company may require that certificates evidencing shares issued upon the exercise of any option in reliance upon an investment representation as contemplated by Paragraph 8(d) bear an appropriate legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited unless such shares have been registered under the Securities Act of 1933, as amended, for transfer in accordance with the intended method of distribution or the Company shall have been furnished with an opinion of counsel satisfactory to it to the effect that such registration is not required.

     12. ADMINISTRATION: Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the options granted under the Plan, to establish, amend and rescind such rules and regulations as it deems necessary for the proper administration of the Plan, and to make all other determinations necessary or advisable for its administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee on the matters referred to in this paragraph shall be conclusive on all parties.

     13. FEDERAL INCOME TAX CONSEQUENCES: The following summary is intended only as a general guide as to the United States federal income tax consequences under the current law with respect to participation in the Plan, and does not attempt to describe all possible federal or other tax consequences of such participation. Participants should consult their own tax advisors prior to the exercise of any option and prior to the disposition of any shares of Common Stock acquired upon the exercise of an option.

     There are no federal income tax consequences to an optionee upon the grant of an option which does not constitute an incentive stock option ("Nonincentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, upon the exercise of a Nonincentive Stock Option, the optionee will realize ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon a subsequent disposition of the shares received upon exercise of a Nonincentive Stock Option, any difference between the amount received for the stock and the basis of the stock (option price plus any ordinary income recognized) will be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an optionee's exercise of a Nonincentive Stock Option, the Company will usually be entitled to claim a deduction at the same time and in the same amount as income is recognized to the optionee.

     The Plan is not qualified under Section 401(a) of the Code. The United States Department of Labor has not yet issued definitive regulations or other authority regarding the applicability of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to stock option plans such as the Plan. Subject to the issuance or regulations or other authority to the contrary, the Company believes the Plan is not subject to any provisions of ERISA.

     14. EFFECTIVE DATE: The Plan and these amendments to the Plan, have been adopted and authorized by the Board for submission to the stockholders of the Company. If the Plan, as amended, is approved by the requisite vote of the stockholders of the Company present and entitled to vote at a meeting of stockholders, it shall be deemed to have become and remain effective on January 1, 1992.

                               K N ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF K N ENERGY, INC.
                   FOR THE ANNUAL MEETING ON APRIL 11, 1996


      The undersigned appoints Charles W. Battey, Larry D. Hall and William S. Garner, Jr., and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of K N Energy, Inc. Common and Preferred Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on April 11, 1996, and at any adjournment or postponement thereof, as indicated on the reverse side.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.


                     (Continued and to be dated and signed on the reverse side.)


                                                   K N ENERGY, INC.
                                                   P.O. BOX 11162
                                                   NEW YORK, N.Y. 10203-0162

--------------------------------------------------------------------------------

1.  Election of Class III       FOR all nominees   / /        WITHHOLD AUTHORITY to vote      / /       *EXCEPTIONS     / /
    Directors                   listed below                  for all nominees listed below

Nominees: Stewart A. Bliss, Robert H. Chitwood, Howard P. Coghlan, Edward Randall III, James C. Taylor
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions
           -------------------------------------------------------------------------------------------------------------------------

2.  To approve an increase in the number of shares of K N Energy, Inc. Common Stock authorized for issuance under the 1994 K N
    Energy, Inc. Long-Term Incentive Plan by 1,500,000 shares.

                     FOR  / /                 AGAINST  / /                 ABSTAIN   / /

3.  To approve an increase in the number of shares of K N Energy, Inc. Common Stock authorized for issuance under the 1992 Stock
    Option Plan for Non-Employee Directors by 200,000 shares, and to amend such plan to increase the number of options awarded to directors under the plan and to change the timing of such awards.

                     FOR  / /                 AGAINST  / /                 ABSTAIN   / /


                                                                     Change of Address and       / /
                                                                     or Comments Mark Here

                                                     The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor,
                                                     Administrator, Trustee or Guardian should give their full title.

                                                     Dated:                                              , 1996
                                                           ----------------------------------------------

                                                     --------------------------------------------------------------------
                                                                     Please print name of Stockholder here.


                                                     --------------------------------------------------------------------
                                                                            Please sign here.

                                                     VOTES MUST BE INDICATED           /X/
                                                     (X) IN BLACK OR BLUE INK.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)